Exhibit (4) (v) to 10-KSB98



                            MORTGAGE


     NIAGARA COUNTY INDUSTRIAL DEVELOPMENT AGENCY ("NCIDA")

               TAYCO REALTY CORPORATION ("Owner")

                              and

               TAYLOR DEVICES, INC. ("Borrower")

                              to

                 MARINE MIDLAND BANK ("Lender")


                  Dated As of January __, 1998


                          Prepared By:

         PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
                   3400 Marine Midland Center
                    Buffalo, New York 14203

                             MORTGAGE

          THIS MORTGAGE, dated as of January 1998, by NIAGARA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, whose address is 2055 Niagara Falls Boulevard, Suite One, Niagara Falls, New
York 14304 ("NCIDA"), TAYCO REALTY CORPORATION, a New York corporation, whose address is 90 Taylor Drive, North Tonawanda, New York 14120 ("Owner"), and TAYLOR DEVICES, INC., a New York corporation, whose address is 90 Taylor Drive, North Tonawanda, New York 14120 ("Borrower"), to MARINE MIDLAND BANK, a banking corporation organized under the laws of the State of New York, whose address is Commercial Banking Department, One Marine Midland Center, Lobby Level, Buffalo, New York 14203 ("Lender"), evidences:

                     ARTICLE I.  DEFINITIONS

          The following terms shall have the following respective meanings when used herein.

          1.1 Awards: Any and all awards heretofore or hereafter made by any federal, state, county, municipal or other governmental authority, or by whomsoever made in any condemnation, eminent domain, or equivalent proceeding, to the present or subsequent owners of any interest encumbered by this Mortgage for the acquisition for public purposes of said interest, or any portion thereof, and for severance and consequential damages on account thereof, including any award for any change of grade of any street affecting said interest, and also any award for any damage to said interest; and all proceeds of insurance on or in connection with the Real Property, the Personal Property, and the Improvements.

          1.2  Collateral Documents:

               A.   Security Agreement from NCIDA, Owner, and
Borrower to Lender of even date herewith;

               B.   Assignment of Leases and Rents from NCIDA,
Owner and Borrower to Lender of even date herewith; and

               C. Any other document given by or on behalf of NCIDA, Owner, and/or Borrower to secure the Note.

          1.3  Improvements:  All buildings and other
improvements now or hereafter on the Real Property.

          1.4 Indebtedness: All amounts due to Lender from Borrower from time to time pursuant to the terms of the Note, this Mortgage, and the Collateral Documents; provided, however, that the principal amount secured by this Mortgage does not, and shall not under any contingency, exceed FOUR HUNDRED THOUSAND AND 00/100 U.S. DOLLARS ($400,000.00).

          1.5 Indemnitee: Lender, its participants, all subsequent holders of the Mortgage securing the Indebtedness, their respective successors and assigns and their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Premises who acquires title thereto from or through Lender.

          1.6 Intangible Assets: means (1) all loans or advances to, and other receivable owing from, any officers, employees, subsidiaries and other affiliates, (2) all investments, whether in a subsidiary or otherwise, (3) goodwill,
(4) any other assets deemed intangible under generally accepted accounting principles, and (5) any other assets determined to be intangible by Lender in its reasonable credit judgment.

          1.7 Master Indenture: Master Indenture between NCIDA and Bankers Trust Company dated as of November 1, 1994 with respect to the NCIDA's 1994 Adjustable Rate Demand Industrial Development Revenue Bonds, Letter Series (MMARS Second Program).

          1.8 Net Working Capital: means the amount by which current assets (excluding any Intangible Assets as herein defined) exceed current liabilities, all determined in accordance with generally accepted accounting principles consistently applied.

          1.9 Note: Borrower's promise of even date herewith to pay to the order of Lender the maximum principal sum of $400,000.00, plus interest and other sums as provided therein, and all extensions, modifications, renewals and replacements thereof.

          1.10 Personal Property: All fixtures and articles of personal property now or hereafter used or installed on, in, or in connection with the Real Property or the Improvements, including without limitation, heating, ventilation, air conditioning, plumbing, gas and electric fixtures and equipment; engines, motors, incinerators, pumps, fire prevention equipment, floor coverings, and all renewals and replacements thereof and articles in substitution therefor.

          1.11 Premises:  The Real Property, Improvements,
Personal Property, and Awards.

          1.12 Real Property: The land described on Schedule A attached hereto; all appurtenances thereto; all the right, title, and interest of NCIDA, Owner and/or Borrower in and to all streets, alleys, highways, public ways, and waterways adjacent thereto; all public and private easements and rights of way now or hereafter benefitting, existing, or used in connection therewith.

          1.13 Tangible Net Worth: means the sum of stockholders' equity plus the principal balance of any debt that is subordinated to Lender in a manner satisfactory to Lender, minus the book value of Intangible Assets (as defined herein), all determined in accordance with generally accepted accounting principles consistently applied.

          1.14 Taylor:  Owner and Borrower collectively.

                  ARTICLE II.  GRANT OF MORTGAGE

          To secure the payment of the Indebtedness to Lender, NCIDA and Owner hereby mortgage the Premises to Lender; provided, however, that nothing herein shall be construed as a mortgage by NCIDA of any of the Agency's Reserved Rights, as defined in the Master Indenture ("Reserved Rights"), the enforceability of which by NCIDA shall be unaffected hereby.

      ARTICLE III.  COVENANTS AND REPRESENTATIONS OF OWNER,
                        BORROWER AND NCIDA

          Taylor, and only when expressly so set forth herein, NCIDA, each for itself, covenants and agrees with, and represent to, Lender as follows:

          3.1 Payment of Indebtedness: Borrower will pay the Indebtedness when and as due.

          3.2 Payment of Taxes and Assessments: Borrower will pay prior to the addition of any penalty or interest thereon all taxes, payments in lieu of taxes, assessments, charges, and water rates, levied against the Premises and provide Lender with copies of receipts for the payment thereof.

          3.3 Insurance: Owner will: (a) Keep all buildings of the Premises insured for the benefit of and by insurers acceptable to Lender and against such hazards and in such form and amount as Lender may from time to time require; (b) Have endorsed on the insurance policies the standard New York mortgagee clause in the name of Lender; and (c) Deliver original binders or declaration pages and copies of the policies to Lender. In the event of a failure to comply with (a), (b) or (c) above, Lender may procure such insurance or insurances covering the Lender's interest and Owner shall reimburse Lender for the cost thereof with interest thereon, on demand. The acceptance by Lender of any insurance policy shall not be deemed as an approval by Lender of the insurer, or of the coverage, form, amount or sufficiency of the policy or insurance.

          3.4  Statement of Amount Due:  Borrower will within ten
(10) days of receipt of Lender's request, furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the Indebtedness.

          3.5 Notice of Transfer or Casualty: Owner will give immediate notice to Lender of any damage by fire or other casualty to the Premises or of any conveyance, transfer or change of ownership of the Premises or any part thereof or interest therein. Should Owner receive any proceeds of insurance with respect to the Premises, the amount thereof shall be applied toward the repair or restoration of the buildings on the Premises or to the payment of the Indebtedness, at Lender's option, provided, however, Lender will advance to Owner any such insurance proceeds necessary to restore portions of the buildings on the Premises which in Lender's reasonable judgment will be restored (i) within the term of the Note and (ii) at a cost not to exceed such proceeds, unless any such excess is deposited with Lender for that purpose. Owner appoints as Owner's attorney-in-fact to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any such insurance policy.

          3.6 Demolition or Alteration: Neither NCIDA nor Owner will remove, demolish or structurally alter any of the Improvements or Personal Property without the prior written consent of the Lender.

          3.7 Inspection: NCIDA and Owner will permit Lender and its agents to inspect the Premises from time to time at any reasonable hour of the day upon reasonable notice to Borrower when possible.

          3.8 Rents: NCIDA and Owner represent that no rental for the Premises or any portion thereof has been paid by any of the tenants or occupants thereof except rental which has become due prior to the date hereof; that there is no pledge or assignment of any of the rents, issues or profits of the Premises or of any portion thereof except to Lender; and that Owner will make no such pledge or assignment, except to Lender, as long as any portion of the Indebtedness remains unpaid.

          3.9 Tenancies: Neither NCIDA nor Owner will cancel, abridge or otherwise modify tenancies, subtenancies, leases or subleases of the Premises nor accept prepayments of installments of rent, and reference is hereby made to Section 291(f) of the Real Property Law of the State of New York.

          3.10 Consent: Taylor represents that neither Owner's nor Borrower's respective certificates of incorporation nor any amendments thereto nor their respective bylaws require the consent of the shareholders to the execution and delivery of this Mortgage and the execution and delivery of this Mortgage have been duly authorized by their respective Board of Directors.

          3.11 INTENTIONALLY OMITTED.

          3.12 Partial Payments: Borrower agrees that any payment or part payment of principal or interest or of any other sum or sums due or to become due hereunder or the doing of any act or acts under the terms hereof by any then owner of the Premises or person liable upon the Indebtedness shall for the purpose of the Statute of Limitations be deemed to be a payment by or act of every person included in the term Borrower.

          3.13 Protection of Premises; Cure of Defaults: NCIDA and Owner agree that if, in the opinion of Lender, the Premises are in danger of destruction or deterioration, Lender may enter upon the Premises and perform such acts thereon or with respect thereto as it may deem suitable for preservation or protection of the Premises, and may thereafter remove Owner and/or Borrower from the Premises or hold possession thereof at its option. Lender may also perform such acts and make such expenditures as Lender may deem appropriate or desirable to cure defaults in any agreement affecting the Premises.

          3.14 Change of Law: Borrower agrees that in the event of the passage of any law changing in any way the laws for the taxation of mortgages or debts secured by mortgages, for state or local purposes, or the manner of collection of any such taxes, so as to affect this Mortgage, Lender shall have the right to give thirty (30) days written notice to Borrower requiring the payment of the Indebtedness or payment by Borrower of any such additional taxes imposed, at Borrower's option. If such notice is given, the Indebtedness or such additional taxes shall become immediately due and payable at the expiration of said thirty
(30) days.

          3.15 Reimbursement of Expenses: Borrower agrees to reimburse Lender for the following expenses, if paid by Lender, within thirty (30) days of receipt of Lender's demand therefor:

               A. Payment of taxes, payments in lieu of taxes, assessments, water charges, utilities, and insurance premiums not paid when due by Borrower;

               B.   Expenses of preserving, protecting or
securing the Premises;

               C.   Expenses of curing defaults under this
Mortgage or any other agreement affecting the Premises; and

               D.   Expenses of enforcing this Mortgage and
defending the security thereof, including without limitation, the reasonable fees and disbursements of accountants, appraisers, consultants, and attorneys.

          3.16 Maintain Premises:  Owner will maintain the
Premises in good repair and condition and cause or permit no waste thereof.

          3.17 Financial Covenants: So long as the Indebtedness, or any portion thereof, remains unpaid, Borrower shall:

          (a) Use all proceeds advanced hereunder solely for the purpose of financing the improvements on the Premises;

          (b)  Maintain Net Working Capital of at least
     $1,000,000 during the term of this Mortgage or the Note secured hereby;

          (c)  Maintain a minimum Tangible Net Worth of
     $2,000,000 during the term of this Mortgage or the Note secured hereby;

          (d) Report to Lender in writing any litigation against Borrower or Owner for more than $100,000 immediately upon receiving notice of such litigation;
     and

          (e) Not make annual capital expenditures in excess of $300,000 without the prior written consent of Lender.

          3.18 Books and Records: Taylor shall at all times maintain accurate books and records with respect to the Indebtedness and the Premises, which books and records shall reflect the consistent application of accepted accounting principles, and to make such books and records available at reasonable times for inspection and copying by Lender or its agent.

          3.19 Future Financial Statements: Taylor shall furnish to Lender the current financial statements of Borrower and Owner within one hundred twenty (120) days after the end of each of their respective fiscal years. Such statements shall be prepared by an independent certified public accounting firm acceptable to
Lender; and shall consist of a balance sheet, an income statement, rent rolls (if applicable), cash flow statement, and statement of contingent liabilities; and shall be certified to be correct. Taylor shall also furnish Lender with internally prepared, interim financial statements of Borrower and Owner on a quarterly basis; and, within fifteen (15) days after filing same, a copy of Owner's income tax return. Taylor shall also furnish Lender with such other financial information with respect Borrower and Owner as Lender may request.

          3.20 Future Operating Statements: Borrower shall furnish Lender with copies of the annual operating statements for the Premises within thirty (30) days after the end of each fiscal year of Borrower.

          3.21  Annual Reports and Shareholder Communications:
Borrower shall furnish Lender, within ten (10) days of filing same, annual and quarterly Form 10-K reports any intervening Form 8-K reports; and shall furnish Lender, within ten (10) days of mailing, any shareholder communications.

          3.22 Comply With Covenants:  Taylor will not use the
Premises in any manner which will violate an enforceable restrictive covenant affecting the same.

          3.23 Other Acts: At Lender's request, Taylor will execute and deliver to Lender all further documents and perform all other acts which Lender reasonably deems necessary or appropriate to perfect or protect its security for the Indebtedness.

                      IV.  EVENTS OF DEFAULT

          The existence of any of the following conditions or the occurrences of any of the following events shall constitute events of default hereunder ("Events of Default"):

          4.1 Failure to Pay Indebtedness: Failure by Borrower to pay the Indebtedness when due;

          4.2  Default Under Other Documents:  Any Event of
Default as defined in the Note, or any of the Collateral
Documents (after any applicable cure period set forth therein) and not otherwise specifically set forth herein;

          4.3 Sale or Transfer: Sale or transfer of the Premises or any part thereof, or of any legal or equitable interest therein, without the prior written consent of Lender;

          4.4 Other Liens: The existence of any mortgage, encumbrance, or lien to secure debt (other than in favor of Lender) affecting all or any of the Premises without Lender's prior written consent;

          4.5 Default Under Other Credit Facilities: Any Event of Default under any credit facility given by Lender to Borrower;

          4.6 Failure to Perform Other Covenants: Failure by or on behalf of Taylor to perform any other covenant or agreement herein, which failure continues for ten (10) days after receipt by Taylor of Lender's demand for cure of the same; or

          4.7 Default Under Other Mortgages: Default in the performance of any other mortgage or encumbrance to which Lender has consented affecting all or any of the Premises.

          4.8 Failure to Comply with Laws: Failure of Taylor to comply promptly with all requirements of the federal, state, county, municipal and other governmental authorities having jurisdiction, or use of the Premises in any way that violates any governmental law, ordinance, rule, regulation or requirement;

          4.9  Assumption of Mortgage:  Assumption of this
Mortgage by a third party without the prior written consent of Lender; or

          4.10 False Statements: If any certificate, statement, warranty or audit representation heretofore or hereafter furnished by or on behalf of Taylor pursuant to or in connection with this Mortgage (including, without limitation, representations and warranties contained herein) proves to have been false or to have omitted any substantial contingent or unliquidated liability or claim against Taylor.

                           V.  REMEDIES

          Upon the occurrence of an Event of Default, Lender shall have the absolute right, at is option and election and in its sole discretion, to exercise alternatively or cumulatively any or all of the following remedies:

          5.1 Accelerate Indebtedness: Declare the Indebtedness immediately due and payable;

          5.2 Foreclose Mortgage: Institute judicial or non-judicial proceedings to foreclose the lien of this Mortgage;

          5.3 Take Possession of Premises: Enter into and take possession of all or any of the Premises (and NCIDA and Taylor agree to peaceably surrender the same immediately upon receipt of Lender's demand therefor); lease and re-lease all or any of the Premises; collect the rents, income and profits therefrom and apply the same against the Indebtedness; collect reasonable rent from Taylor if Taylor remains in possession after Lender's demand to surrender; dispossess by summary proceeding any tenant (including Taylor) defaulting in the payment of rent; provided, however, that no such acts by or on behalf of Lender shall constitute Lender a "mortgagee in possession." The rights enumerated herein shall inure to the benefit of any receiver appointed respecting the Premises;

          5.4 Receiver: Obtain the appointment of a receiver of rents and profits without notice and whether or not in connection with an action to foreclose this Mortgage;

          5.5 Sell in One or More Parcels: In the event of a foreclosure hereof, cause the Premises to be sold in one or more parcels, any provision of law to the contrary notwithstanding;
and

          5.6 Other: Exercise any other remedy and obtain any other relief as may be available to Lender in law or equity.

                        VI.  MISCELLANEOUS

          6.1 Releases: Lender may, without the consent of NCIDA or Taylor, or any other person liable for the payment of the Indebtedness, release any portion or portions of or interest or interests in the Premises from the lien of this Mortgage, either with or without consideration, and may release or discharge in whole or in part any other property which it may at any time hold as security for payment of the Indebtedness or any part thereof and may take any other bond, note or obligation as evidence of the Indebtedness, payable at such time and on such terms as Lender may approve.

          6.2 Application of Payments: If Lender receives from or on behalf of Borrower any sum less than the full amount then due and payable, Lender may, but shall not be obligated to, accept the same and if it elects to accept any such payment, it may hold the same or any part thereof, without liability for interest, in a special account and may from time to time apply the same or any part thereof to the Indebtedness or to the payment of any taxes, assessments, sewer or water charges or insurance premiums which Lender deems desirable to maintain the lien of this Mortgage, or to any expenses, including costs and reasonable attorneys' fees and disbursements, incurred by Lender in attempting to collect any amount owing on the Indebtedness and in bringing foreclosure proceedings with respect to this Mortgage.

          6.3 Notice: All notices, elections or demands permitted or required herein shall be in writing, signed by the party giving such notice, election or demand, and given personally or by mail, addressed to the appropriate party at the address designated for such party in the heading of this Mortgage, or such other address in the continental United States as the party who is to receive such notice may designate by notice to the other party. Notice by mail shall be by registered or certified United States mail, addressed to the party to be notified, and with the proper amount of postage affixed thereto. The effective date of the notice, election or demand shall be the date of personal delivery or the third business day following the date of mailing, as the case may be. Rejection or other refusal to accept, or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice, election or demand sent. Any notice to be delivered to Taylor shall be deemed effective if delivered pursuant to this paragraph to either Owner or Borrower.

          6.4 Parties: Except as provided in Section 6.11 hereof, if more than one party join in the execution of this Mortgage, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Mortgage and any reference herein to Taylor, Owner or Borrower shall be deemed to include and apply to every subsequent owner of the Premises and every person liable upon the Indebtedness, unless the language or circumstances clearly requires the contrary. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          6.5 Waiver: No course of dealing and no delay or omission by Lender in exercising any right or remedy hereunder or with respect to any indebtedness of Borrower to Lender shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by Taylor to Lender or any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Taylor and shall be reimbursed for any and all of its expenses in so remedying such default. All rights and remedies of Lender hereunder are cumulative.

          6.6 Environmental Rider: The terms, provisions and conditions of the environmental rider attached hereto as Schedule
B are hereby incorporated into this Mortgage.

          6.7 Trust Fund Provisions: This Mortgage is subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

          6.8 Governing Law: This Mortgage, and the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

          6.9 Jurisdiction: NCIDA AND TAYLOR AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS MORTGAGE MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN NIAGARA COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE WESTERN DISTRICT OF NEW YORK, AND NCIDA AND TAYLOR WAIVE PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED MAIL TO NCIDA AND TAYLOR AT THE ADDRESS SPECIFIED IN THE HEADING OF THIS MORTGAGE, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

          6.10 Waiver of Jury Trial: NCIDA AND TAYLOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY NCIDA AND TAYLOR MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS MORTGAGE OR THE TRANSACTIONS RELATED HERETO. NCIDA AND TAYLOR REPRESENT AND WARRANT THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. NCIDA AND TAYLOR ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

          6.11 No Pecuniary Liability of NCIDA:

               (a) Any obligation of NCIDA under this Mortgage shall not create a debt of the State of New York or of Niagara
County and neither the State of New York nor Niagara County shall be liable on any obligation so incurred.

               (b) With respect to NCIDA, it is agreed that NCIDA and its officers, members, employees, agents and directors shall have no personal liability hereunder, nor in their capacity as officers, members, employees, agents and directors. NCIDA has executed this Mortgage to subject its interest in the Premises to the lien of this Mortgage, however Lender shall not have any recourse to NCIDA other than to its interest in the Premises. No provision, covenant or agreement contained in this Mortgage or any obligation herein imposed upon NCIDA or the breach thereof shall constitute or give rise to or impose upon NCIDA a pecuniary liability or a charge upon its general credit. In making the agreements set forth in this Mortgage, NCIDA has not obligated itself except with respect to the Premises. All covenants, stipulations, promises, agreements and obligations of NCIDA contained herein shall be the covenants, stipulations, promises, agreements and obligations of NCIDA and not of any member, director, employee, officer or agent of NCIDA in his or her individual capacity, and no recourse shall be had for the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agent of NCIDA or any natural person executing this Mortgage on behalf of NCIDA.

          6.12 Subordination to Existing Mortgage: This Mortgage is made subject, subordinate and junior to the Series Mortgage in the original principal amount of $1,250,000.00 from NCIDA, Borrower and Owner to Lender dated as of November 1, 1994 and recorded on November 18, 1994 in the Niagara County Clerk's Office in Liber 3007 of Mortgages at Page 68.

          6.13 Successor and Assigns: This Mortgage shall inure to the benefit of, and be binding on, the parties hereto, and their successors and assigns.

          IN WITNESS WHEREOF, NCIDA, Owner and Borrower have duly executed this Mortgage.

                              TAYCO REALTY CORPORATION


                              By:  ______________________________
                                   Name:
                                   Title:


                              TAYLOR DEVICES, INC.


                              By:  ______________________________
                                   Name:  Douglas P. Taylor
                                   Title: President


                              NIAGARA COUNTY INDUSTRIAL
                                DEVELOPMENT AGENCY


                              By:  ______________________________
                                   Name:
                                   Title:

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF            )

          On this day of January, 1998, before me personally came Douglas P. Taylor, to me known, who, being by me duly sworn, did depose and say that he resides at 375 Belmont Court E., North Tonawanda, NY 14150, that he is President of TAYLOR DEVICES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                  ______________________________
                                            Notary Public

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF            )

          On this      day of                , 19  , before me
personally came                                          , to me
known, who, being by me duly sworn, did depose and say that (s)he resides at
                     , that (s)he is                           of
TAYCO REALTY CORPORATION, the corporation described in and which executed the foregoing instrument; and that (s)he signed h___ name thereto by order of the Board of Directors of said corporation.

                                  ______________________________
                                            Notary Public

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF ERIE       )

          On this ____ day of January, 1998 before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at
                                           , that he is the
____________________ of NIAGARA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, the corporation described in and which executed the foregoing Instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                          Notary Public
IBcw/466535.2



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                            SCHEDULE A

                       (Legal Description)

                            SCHEDULE B

                        RIDER TO MORTGAGE

                     Environmental Agreement

          1. Definitions: As used in this Schedule, the following capitalized terms shall have the meanings set forth below:

     "Disposal" means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction or placing of any substance so that it or any of its constituents may enter the Environment.

     "Environment" means any water including but not limited to surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish, wildlife, plants; and all other natural resources or environmental media.

    "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Property and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

     "Environmental Questionnaire" means one or more questionnaires and all attachments thereto concerning: 1) activities and conditions affecting the Environment at the Property or 2) the enforcement or possible enforcement of any Environmental Law against Mortgagor.

     "Environmental Report" means a written report and all attachments and amendments thereto prepared for Lender by an environmental consulting or environmental engineering firm acceptable to Lender.

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     "Hazardous Substances" means, without limitation, any
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601(14).

     "Mortgagor" means Taylor Devices, Inc. and Tayco Realty
Corporation, their respective heirs, personal representatives, successors and/or assigns.

     "Mortgagee" means Marine Midland Bank, its affiliates, successors and/or assigns.

     "Mortgage" means the mortgage from Mortgagor to Mortgagee dated of even date herewith to which this Schedule is attached.

     "Property" means the premises covered by the Mortgage.

     "Release" has the same meaning as given to that term in
Section 101(22) of the Comprehensive, Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601(22), and the regulations promulgated thereunder.

     2.   Mortgagor represents and warrants that:

          (i) The Environmental Questionnaire previously provided to Mortgagee was and is accurate and complete and does not omit any material fact the omission of which would make the information contained therein materially misleading.

          (ii)  No asbestos or urea formaldehyde foam
insulation is located in any of the buildings or structures improving the Property.

          (iii) No above ground or underground storage tanks containing Hazardous Substances are or have been located on the Property.

          (iv) Radon gas is not present in buildings on the Property in concentrations exceeding 4 pCi/1.

          (v)  No electrical transformers, capacitors,
lighting ballasts or other electric equipment on the Property contain polychlorinated biphenyls (PCBs) in concentrations exceeding amounts allowed by any Environmental Law.

          (vi)  The Property is not and has not been used for

the Disposal of any Hazardous Substance or for the treatment, storage or Disposal of Hazardous Substances.

          (vii)  No Release of a Hazardous Substance has
occurred or is threatened on, at, or from the Property.

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          (viii)  Neither Mortgagor nor the Property is subject
to any existing, pending or threatened suit, claim, notice of violation or request for information under any Environmental Law.
          (ix)  Mortgagor is in compliance with all
Environmental Laws applicable to its operations at the Property.

     3. Mortgagor covenants and agrees with Mortgagee that so long as this Mortgage remains a lien on the Property that:

          (i)  Mortgagor shall comply with all Environmental
Laws in connection with its ownership or use of the Property or any related property.

          (ii) Mortgagor shall not suffer, cause or permit the Disposal of Hazardous Substances at the Property.

          (iii) Mortgagor shall not suffer, cause or permit the generation, handling, processing, use, or storage of Hazardous Substances on the Property except in compliance with all Environmental Laws.

          (iv) Mortgagor shall promptly notify Mortgagee in the event of the Disposal any Hazardous Substance at the Property, or any Release, or threatened Release, of a Hazardous
Substance, from the Property.

          (v) Mortgagor shall allow Mortgagee and its agent access to the Property at all times and permit such inspections, tests, drilling of monitoring wells, soil borings or other analysis of the Property as Mortgagee may reasonably require.

          (vi) Mortgagor, at its expense and at Mortgagee's request, shall provide to Mortgagee, updated Environmental Questionnaires and/or Environmental Reports concerning the Property.
          (vii)  Mortgagor shall deliver promptly to Mortgagee
(a) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning Mortgagor's operations at the Property and (b) copies of any documents submitted by Mortgagor to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations at the Property.

     4. Mortgagor agrees to indemnify, defend, and hold harmless Mortgagee from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs or investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by Mortgagee or any other person or entity as a result of the presence of, Release of or threatened Release of Hazardous Substance on, in, under or near the Property. The liability of Mortgagor to Mortgagee under the covenants of this Section is not limited by any exculpatory provisions in the note or in the other documents securing the loan and shall survive any foreclosure of this Mortgage, transfer of the Property by deed in lieu of foreclosure or any other transfer or termination of this Mortgage regardless of the means of such transfer or termination.


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     5.   If Mortgagor defaults on any of its obligations
pursuant to this Mortgage, the note or any other document securing the loan, Mortgagee or its designee shall have the right, to enter upon the Property and conduct such tests, investigation and sampling, including but not limited to, installation of monitoring wells, as shall be reasonably necessary for Mortgagee to determine whether any Disposal of Hazardous Substances has occurred on, at or near the Property. The costs of all such tests, investigations and samplings shall be added to the balance of the loan.

     6. Mortgagor agrees that Mortgagee shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. Mortgagor further agrees that Mortgagee has no duty to warn Mortgagor or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to Mortgagee.


                              TAYCO REALTY CORPORATION


                         By:  ______________________________
                              Name:
                              Title:



                              TAYLOR DEVICES, INC.

                         By:  ______________________________
                              Name:
                              Title:




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                    SCHEDULE A

PARCEL A

     ALL THAT TRACT OR PARCEL OF LAND, situate in the City of North Tonawanda, County of Niagara and State of New York, being part of Tonawanda Island as shown on Map entitled "Map of Tonawanda Island, North Tonawanda, N.Y." made by T.W. Barrally, C.E., in 1922 and filed in the Niagara County Clerk's Office on April 4, 1923 under Cover No.459, subsequently in Book 24 of Maps at page 485, now in Book 18 of microfilmed Maps at Pages 1758 and 1759, bounded and described as follows:

     BEGINNING at a point in the easterly line of Michigan
Street (as widened to 80 feet by Deed recorded in the Niagara
County Clerk's Office in Liber 1357 of Deeds at Page 383), distant 165.03 feet south of the north liine of lands conveyed to Tayco Realty Corporation by Deed recorded in the Niagara County
Clerk's Office in Liber 1629 of Deeds at Page 57;

     THENCE easterly, forming an exterior angle of 89 degrees 59 feet21 inches with the said easterly line of said
Michigan Street, 175 feet;

     THENCE southerly, and parallel with the easterly line of said Michigan Street, 70 feet;

     THENCE westerly, with the first described course, 175 feet to the said easterly line of Michigan Street, 80 feet wide;

     THENCE northerly, along the said easterly line of Michigan Street, 70 feet to the point and place of beginning.


PARCEL B

     ALL THAT TRACT OR PARCEL OF LAND, situate in the City of North Tonawanda, County of Niagara and State of New York, being part of Tonawanda Island as shown on Map entitled "Map of Tonawanda Island, North Tonawanda, N.Y." made by T.W. Barrally, C.E., in 1922 and filed in the Niagara County Clerk's Office on April 4, 1923 under Cover No. 459, subsequently in Book 24 of Maps at Page 485, now in Book 18 of Microfilmed Maps at Pages 1758 and 1759, bounded and described as follows:

     BEGINNING at a point located on the easterly line of Michigan Street (as widened to 80 feet by Deed recorded in the Niagara County Clerk's Office in Liber 1357 of Deeds at Page
383), said point being 117.0 feet southerly from the southwesterly corner of lands conveyed to Tayco Realty
Corporation by Deed recorded in the Niagara County Clerk's Office in Liber 1629 of Deeds at Page 57; as measured along said easterly line of said Michigan Street recorded in Liber 1357 of Deeds at Page 383, said point also being located on the southerly line of Taylor Drive (66.0 feet wide);

     THENCE continuing southerly, along the formerly easterly line of Michigan Street recorded in Liber 1357 of Deeds at Page 383, a distance of 308.0 feet to the northerly line of Bridge Street (60.0 feet wide);

     THENCE westerly, along the northerly line of Bridge
Street, 143.16 feet;

     THENCE northeasterly, forming an interior angle of 74 degrees 02 feet 19 inches and along (New) Michigan Street, as now laid out (66.0 feet wide), 316.24 feet;

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     THENCE easterly, forming an interior angle of 111
degrees 23 feet 41 inches , a distance of 27.16 feet to the point and place of beginning.

PARCEL C

     ALL THAT TRACT OR PARCEL OF LAND, situate in the City of North Tonawanda, county of Niagara and State of New York, shown on a map entitled "Map of Tonawanda Island, North
Tonawanda, NY" made by T.T. Barrally, C.E., in 1922 and filed in the Niagara County clerk's Office on April 4, 1923 under Cover No. 459, subsequently in Book 24 of Maps at Page 485, now in book 18 of Microfilmed Maps at pages 1758 and 1759 and known as part of Tonawanda Island in said City, and more particularly bounded and described as follows:

     BEGINNING at the intersection of the easterly line of Michigan Street (as widened to 80 feet by Deed recorded in the Niagara County clerk's Office in Liber 1357 of Deeds at Page 383) ane the northerly line of Taylor Drive (66 feet) as now laid out;

     THENCE easterly along the said northerly line of Taylor
Drive, 218.96 feet;

     THENCE northerly at right angles to said northerly line of said Taylor Drive, 30.17 feet;

     THENCE northeasterly at an exterior angle of 135 degrees 04 feet 41 inches, 161.97 feet;

     THENCE easterly at an exterior angle of 129 degrees 29 feet 13 inches and along the northerly line of lands conveyed to the Outboard Boating Club of Tonawandas, Inc. by Deed recorded in the Niagara County Clerk's Office in Liber 1553 of Deeds at Page 1194, 200 feet to the westerly line of the Niagara River or Little Niagara River or Inner Harbor, so called;

     THENCE northerly along the said westerly line of the Niagara River, 275 feet, more or less, to the southerly line of lands conveyed to Smith Boys, Inc. by Deed recorded in the Niagara County Clerk's Office in liber 1552 of Deeds at Page 428;

     THENCE westerly and along a southerly line of said
Smith Boys, Inc. lands, 100 feet;

     THENCE northerly parallel with the east line of Michigan Street, 123 feet to an angle in said lands of Smith
Boys, Inc.;

     THENCE westerly along the northerlymost southerly course of said lands of Smith Boys, Inc. a distance of 432 feet to said easterly line of Michigan Street;

     THENCE southerly, along the said easterly line of Michigan Street 165.03 feet;

     THENCE easterly at an interior angle of 89 degrees 59 feet 21 inches, 175 feet;

     THENCE southerly parallel with the said easterly line of michigan Street, 70 feet;

     THENCE westerly along a line forming an interior angle of 90 degrees 01 feet 39 inches with the said eaterly line of said
Michigan Street, 175 feet;

     THENCE southerly along the said easterly line of Michigan
Street, 287.94 feet, to the point and place of beginning.